EXHIBIT 99.2

PINNACLE ENTERTAINMENT ANNOUNCES MARKETING OF TERM LOAN

LAS VEGAS, NV, March 30, 2016 – Pinnacle Entertainment, Inc. (NASDAQ: PNK) (the “Company”) announced today that its wholly owned subsidiary, PNK Entertainment, Inc. (“PNK Entertainment”), intends to commence syndication of a $350 million term loan B facility. The term loan B facility would be entered into in connection with the previously announced proposed merger of the Company with a subsidiary of Gaming & Leisure Properties, Inc. and the related spin-off of PNK Entertainment to shareholders of the Company. The Company will file a lender presentation related to the marketing of the term loan with the U.S. Securities and Exchange Commission (the “SEC”) today, which will also be available in the events and presentations section of the Company’s investor relations website (http://investors.pnkinc.com/events.cfm)

In connection with the spin-off, PNK Entertainment is seeking long term financing, including the term loan B facility. The Company has received commitments for a $400 million revolving credit facility and $185 million term loan A facility. Such commitments are subject to, among other conditions, raising additional funding of $575 million to $650 million under the term loan B facility and senior notes.

The debt raised by PNK Entertainment under the long term financing will be used to finance the merger, the spin-off and related transactions, and provide for on-going working capital after the spin-off.

There can be no assurance that the term loan B facility will be syndicated on terms satisfactory to the Company or in the amount referenced above. In the event that PNK Entertainment is unable to issue the term loan B facility and the senior notes on satisfactory terms in connection with the merger, the spin-off and related transactions, then PNK Entertainment intends to borrow under a $1.1 billion one year bridge facility in order to finance such transactions.

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Forward Looking Statements

All statements included in this press release, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements, may include, without limitation, statements regarding the transaction between PNK and Gaming & Leisure Properties, Inc. (NASDAQ: GLPI) whereby PNK would sell its real estate assets to GLPI and spin-off PNK’s operations into a new public company; the ability of PNK Entertainment to obtain the financing necessary to complete the transaction with GLPI; receipt of regulatory approvals and the consummation of the transaction and the timing thereof. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside PNK’s control, that could cause actual results to differ materially from actual those reflected in such statements. There is no assurance that a transaction with GLPI will be completed on any particular timeframe or at all or PNK Entertainment will be able to obtain the financing necessary to close the transaction with GLPI. Accordingly, PNK cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on the potential factors, please review PNK’s filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Additional Information

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. In connection with the proposed transaction between GLPI and Pinnacle, GLPI has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (File No. 333-206649) that includes a definitive joint proxy statement of GLPI and Pinnacle that also constitutes a prospectus of GLPI. This communication is not a substitute for the joint proxy statement/prospectus or any other document that GLPI or Pinnacle may file with the SEC or send to their shareholders in connection with the proposed transaction. The registration statement on Form S-4 was declared effective by the SEC on February 16, 2016. Pinnacle mailed the definitive proxy statement/prospectus to its stockholders on or about February 16, 2016, and its stockholders approved the transaction on March 15, 2016. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FORM S-4, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS FILED AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain free copies of the definitive joint proxy statement/prospectus and other relevant documents filed by GLPI and Pinnacle with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by GLPI are available free of charge on GLPI’s investor relations website at investors.glpropinc.com or by contacting GLPI’s investor relations representative at (203) 682-8211. Copies of the documents filed with the SEC by Pinnacle are available free of charge on Pinnacle’s investor relations website at investors.pnkinc.com or by contacting Pinnacle’s investor relations department at (702) 541-7777.

Contact:

Vincent J. Zahn, CFA

Vice President & Treasurer

702-541-7777/investors@pnkmail.com

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